UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 23, 2022

Emclaire Financial Corp.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-34527	25-1606091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

612 Main Street, Emlenton, Pennsylvania 16373
(Address of Principal Executive Offices) (Zip Code)

(724) 867-2311

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $1.25 per share	EMCF	NASDAQ Capital Market (NASDAQ)
(Title of Class)	(Trading Symbol)	(Name of exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement

On March 23, 2022, Emclaire Financial Corp., a Pennsylvania corporation (‘Emclaire”), Farmers National Banc Corp., an Ohio corporation (“Farmers”) and FMNB Merger Subsidiary V, LLC, a wholly-owned subsidiary of Farmers (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Emclaire will merge with and into Merger Sub (the “Merger”), with Merger Sub as the surviving entity in the Merger. Promptly following the consummation of the Merger, it is expected that Merger Sub will be dissolved and liquidated and The Farmers National Bank of Emlenton, the national banking subsidiary of Emclaire (“Emlenton Bank”), will merge with and into The Farmers National Bank of Canfield, the national banking subsidiary of Farmers (“Farmers Bank”) (the “Bank Merger”). Farmers Bank will be the surviving bank in the Bank Merger (the “Surviving Bank”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each common share, par value $1.25 per share, of Emclaire (“Emclaire Common Shares”) issued and outstanding immediately prior to the Effective Time (except for certain Emclaire Common Shares held directly by Emclaire or Farmers (collectively, the “Excluded Emclaire Common Shares”)) will be converted into the right to receive, without interest, $40.00 in cash (the “Cash Consideration”) or 2.15 common shares, without par value, of Farmers (“Farmers Common Shares”) (the “Exchange Ratio” and with the Cash Consideration, collectively, the “Merger Consideration”), provided, however, that the Merger Consideration is subject to the provisions of the Merger Agreement limiting the total Farmers Common Shares to be provided for converted Emclaire Common Shares to the product of 0.70 and the number of Emclaire Common Shares outstanding immediately prior to the Effective Time, excluding the Excluded Emclaire Common Shares. All other Emclaire Common Shares eligible to receive the Cash Consideration shall be converted into the Cash Consideration. No fractional Farmers Common Shares will be issued in the Merger, and Emclaire’s shareholders will be entitled to receive cash in lieu of such fractional Farmers Common Shares.

Immediately preceding the Effective Time, each outstanding share granted pursuant to a share award agreement issued prior to date of the Merger Agreement in accordance with Emclaire’s 2014 Stock Incentive Plan or 2021 Stock Incentive Plan (each, an “Emclaire Restricted Share”) shall be fully earned and vested and the holder thereof shall be entitled to receive the Merger Consideration for each Emclaire Common Share underlying an Emclaire Restricted Share, net of any shares redeemed as payment for withholding taxes.

The Merger Agreement provides that Farmers shall offer employment, effective immediately after the Effective Time, to William C. Marsh, the current President and Chief Executive Officer and Chairman of the Board of Emclaire and Emlenton Bank, as Senior Vice President of Farmers and Market President, Pennsylvania, of the Surviving Bank.

In addition, the Merger Agreement provides that Farmers shall take such action necessary to, effective immediately following the Effective Time, increase the number of directors of Farmers’ board of directors by one and appoint one person who serves as a non-employee director of Emclaire immediately prior to the Effective Time as a Class II director of Farmers with a term expiring at the 2024 annual meeting of Farmers’ shareholders.

The Merger Agreement contains customary (a) representations and warranties of Emclaire, Farmers and Merger Sub, including, among others, with respect to corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, financial statements and compliance with applicable laws, (b) covenants of Emclaire and Farmers to conduct their respective businesses in the ordinary course until the Effective Time and (c) covenants of Emclaire and Farmers not to take certain actions prior to the Effective Time. Emclaire also has agreed that neither it nor its representatives will (i) solicit proposals relating to alternative business combination transactions or, (ii) subject to certain exceptions, enter into discussions concerning, or furnish information in connection with, any proposals for alternative business combination transactions, or approve, endorse or recommend, or take other actions relating to, an alternative business combination transaction.

Consummation of the Merger is subject to certain conditions, including, among others: (a) the approval of the Merger by the shareholders of Emclaire; (b) the approval for listing on The NASDAQ Stock Market, subject to official notice of issuance, of the Farmers Common Shares to be issued in the Merger; (c) the effectiveness of the Registration Statement on Form S-4 (the “S-4”) to be filed by Farmers with the Securities and Exchange Commission (the “SEC”) to register the Farmers Common Shares to be issued to the shareholders of Emclaire in the Merger; (d) the absence of any injunctions or other legal restraints preventing or rendering illegal the transactions contemplated by the Merger Agreement; (e) the receipt of regulatory and other governmental approvals required to consummate the Merger and the Bank Merger and the expiration of applicable waiting periods; (f) the accuracy of specified representations and warranties of each party; (g) the receipt by each party of an opinion from its legal counsel to the effect that the Merger will qualify as a “reorganization” for U.S. federal income tax purposes; and (h) the agreement of Mr. Marsh to serve as Senior Vice President of Farmers and Market President, Pennsylvania, of the Surviving Bank, as of immediately following the Effective Time. Subject to these conditions and the other conditions set forth in the Merger Agreement, the Merger is expected to close in the second half of 2022. Farmers has agreed to use its commercially reasonable efforts to file the Form S-4 with the SEC within 60 days of the date of the Merger Agreement.

The Merger Agreement contains certain termination rights for each of Emclaire and Farmers, as the case may be, applicable upon the occurrence or non-occurrence of certain events, including: (a) the mutual written consent of Farmers and Emclaire authorized by the boards of directors of Farmers and Emclaire; (b) a final, non-appealable denial of required regulatory approvals; (c) the Merger has not been completed on or before January 31, 2023, (d) a breach by the other party that is not or cannot be cured within 30 days if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; (e) the failure of the board of directors of Emclaire to recommend the Merger to its shareholders or a change in the recommendation by the board of directors of Emclaire; (f) a material breach of certain of Farmers’ covenants; (g) the recommendation by the board of directors of Emclaire to Emclaire’s shareholders to tender (or the failure to recommend rejection of a tender or exchange offer) Emclaire Common Shares in certain tender or exchange offers; or (h) the failure of the shareholders of Emclaire to approve the Merger by the requisite vote.

Emclaire also has the right to terminate the Merger Agreement if both of the following conditions are satisfied: (i) the average closing price of Farmers’ common stock for the 20 consecutive trading days ending on the tenth calendar day immediately prior to the Effective Time of the Merger is less than 80% of the starting price, as defined, and (ii) a specified ratio of the sales prices of Farmers’ common stock is less than a specified index ratio of stocks of a bank peer group, unless Farmers elects to make an adjustment to the Exchange Ratio. If the Merger Agreement is terminated under certain conditions, Emclaire has agreed to pay to Farmers a termination fee of $3,750,000.00.

In connection with the execution of the Merger Agreement, the directors and certain executive officers of Emclaire have entered into substantially identical voting agreements with Farmers pursuant to which such directors and executive officers have agreed, among other things, to vote their respective Emclaire Common Shares in favor of the approval of the Merger Agreement and the transactions contemplated thereby. The form of voting agreement is included as Exhibit B to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about Farmers, Emclaire or their respective subsidiaries and affiliates. The covenants, representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and, in the case of representations and warranties, as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by or subject to certain disclosures and exceptions not reflected in the Merger Agreement and generally were for the benefit of the parties to the Merger Agreement. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Farmers, Emclaire or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Farmers or Emclaire.

Important Additional Information About the Merger.

In connection with the Merger, Farmers will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Emclaire and a prospectus of Farmers, as well as other relevant documents concerning the proposed transaction. The Merger Agreement should not be read alone, but should be read in conjunction with the other information regarding Farmers, Emclaire, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4.

SHAREHOLDERS OF EMCLAIRE AND OTHER INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND PROSPECTUS TO BE INCLUDED IN THE REGISTRATION STATEMENT ON FORM S-4, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FARMERS, EMCLAIRE, THE MERGER, THE PERSONS SOLICITING PROXIES WITH RESPECT TO THE MERGER, AND THEIR INTERESTS IN THE MERGER AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus included in the Registration Statement on Form S-4 (when available) and other documents filed with the SEC by Emclaire through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Emclaire will be available free of charge on the website maintained by the SEC or by Emclaire at www.emclairefinaincal.com or may be obtained from Emclaire by written request to Emclaire Financial Corp., 612 Main Street, Emlenton, Pennsylvania 16373, Attention: Jennifer A. Poulsen, Secretary.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

The respective directors and executive officers of Farmers and Emclaire and other persons may be deemed to be participants in the solicitation of proxies from Emclaire shareholders with respect to the Merger. Information regarding the directors and executive officers of Emclaire is available in its Form 10-K filed with the SEC on March 16, 2022 and other documents filed by Emclaire with the SEC. Information regarding the directors of Farmers is available in its proxy statement filed with the SEC on March 17, 2022 in connection with its 2022 Annual Meeting of Shareholders and information regarding the executive officers of Farmers is available in its Form 10-K filed with the SEC on March 9, 2022. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and prospectus to be included in the Registration Statement on Form S-4 and other relevant materials to be filed with the SEC when they become available.

Safe Harbor Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are not statements of historical fact, but rather statements based on Emclaire’s current expectations, beliefs and assumptions regarding the future of Emclaire’s business, future plans and strategies, projections, anticipated events and trends, its intended results and future performance, the economy and other future conditions. Forward-looking statements are preceded by terms such as “will,” “would,” “should,” “could,” “may,” “expect,” “estimate,” “believe,” “anticipate,” “intend,” “plan” “project,” or variations of these words, or similar expressions.

Forward-looking statements are not a guarantee of future performance and actual future results could differ materially from those contained in forward-looking information. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Emclaire’s control. Numerous uncertainties, risks, and changes could cause or contribute to Emclaire’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, the possibility that the closing of the proposed transaction is delayed or does not occur at all because required regulatory approvals, shareholder approval or other conditions to the transaction are not obtained or satisfied on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all; Farmers’ failure to integrate Emclaire and Emlenton Bank in accordance with expectations; deviations from performance expectations related to Emclaire and Emlenton Bank; diversion of management’s attention on the proposed transaction; general economic conditions in markets where Emclaire conducts business, which could materially impact credit quality trends; effects of the COVID-19 pandemic on the local, national, and international economy, Emclaire’s organization and employees, and Emclaire’s customers and suppliers and their business operations and financial condition, including Emclaire’s customers’ ability to repay loans; disruptions in the mortgage and lending markets and significant or unexpected fluctuations in interest rates related to COVID-19 and governmental responses, including financial stimulus packages; general business conditions in the banking industry; the regulatory environment; general fluctuations in interest rates; demand for loans in the market areas where Emclaire conducts business; rapidly changing technology and evolving banking industry standards; competitive factors, including increased competition with regional and national financial institutions; and new service and product offerings by competitors and price pressures; and other factors disclosed periodically in Emclaire’s filings with the SEC including Emclaire’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q. Such reports are available on the SEC’s website at www.sec.gov and may be obtained without charge from Emclaire by written request to Emclaire Financial Corp., 612 Main Street, Emlenton, Pennsylvania 16373, Attention: Jennifer A. Poulsen, Secretary.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by Emclaire or on Emclaire’s behalf. Forward-looking statements speak only as of the date made, and Emclaire assumes no duty and does not undertake to update forward-looking statements.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On March 23, 2022, in connection with the Merger Agreement, the board of directors of Emclaire and/or Emlenton Bank approved and entered into the following:

(i)

Settlement Agreements among Emclaire, Emlenton Bank and each of William C. Marsh, President and Chief Executive Officer, Robert A. Vernick, Senior Vice President and Chief Lending Officer and Eric Gantz, Senior Vice President and Chief Credit Officer (the “Settlement Agreements”);

(ii)	Second Amendment to the Emlenton Bank Group Term Carve-Out Plan (the “Carve-Out Plan Amendment”);

(iii)	Second Amendment to the Supplemental Executive Retirement Plan Agreement between Emlenton Bank and Amanda Engles (the “Engles SERP Amendment”); and

(iv)	First Amendment to the Amended and Restated Change in Control Agreement between Emclaire, Emlenton Bank and Amanda Engles (the “Engles CIC Amendment”).

The Settlement Agreements provide that on the business day immediately prior to the closing of the Merger, the executive’s prior respective employment or change in control agreement will be cancelled in exchange for a lump sum cash payment on the business day prior to the closing of the Merger. The Settlement Agreements also provide that the executive will execute a general release of claims against Emclaire and Emlenton Bank, with certain exceptions, at the time of the settlement payment.

The Carve-Out Plan Amendment eliminated a lifetime benefit following a change in control under the plan. The Engles CIC Amendment provided that Ms. Engles will be subject to non-competition and solicitation provisions, and the Engles SERP Amendment deleted the non-competition and solicitation provisions contained therein.

The foregoing description is qualified in its entirety by reference to the Settlement Agreements, the Carve-Out Plan Amendment, the Engles SERP Amendment and the Engles CIC Amendment, copies of which are attached as Exhibits 10.1 through 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 8.01	Other Events

On March 24, 2022, Farmers and Emclaire issued a joint press release announcing the execution of the Merger Agreement. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. Also on March 24, 2022, Farmers first utilized an investor presentation relating to the Merger Agreement. A copy of the presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated March 23, 2022 by and among Emclaire Financial Corp, Farmers National Banc Corp. and FMNB Merger Subsidiary V, LLC*

10.1	Settlement Agreement Among Emclaire Financial Corp., The Farmers National Bank of Emlenton and William C. Marsh, dated March 23, 2022

10.2	Settlement Agreement among Emclaire Financial Corp., The Farmers National Bank of Emlenton and Robert A. Vernick, dated March 23, 2022

10.3	Settlement Agreement among Emclaire Financial Corp., The Farmers National Bank of Emlenton and Eric Gantz, dated March 23, 2022

10.4	Second Amendment to The Farmers National Bank of Emlenton Group Term Carve-Out Plan, dated March 23, 2022

10.5	Second Amendment to the Supplemental Executive Retirement Plan Agreement between The Farmers National Bank of Emlenton and Amanda Engles, dated March 23, 2022

10.6	First Amendment to the Amended and Restated Change in Control Agreement between Emclaire Financial Corp., The Farmers National Bank of Emlenton and Amanda Engles, dated March 23, 2022

99.1	Presentation by Farmers National Banc Corp. for conference call and webcast on March 24, 2022

99.2	Joint press release issued by Farmers National Banc Corp. and Emclaire Financial Corp., dated March 24, 2022, announcing the execution of the Agreement and Plan of Merger

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K but Emclaire Financial Corp will provide them to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emclaire Financial Corp.

Date: March 24, 2022	By:	/s/ William C. Marsh
	Name:	William C. Marsh
	Title:	Chairman of the Board President and Chief Executive Officer

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